UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See the disclosure under Items 2.01 and 2.03 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Properties

On June 29, 2012, CNL Healthcare Trust, Inc. (“we” or the “Company”), through CHT Partners, LP, the Company’s operating partnership (“Operating Partnership”) and wholly-owned subsidiary, acquired an ownership interest in seven senior housing properties valued at $226.1 million (the “Communities”). The Company entered into agreements with Sunrise Senior Living Investments, Inc. (“Sunrise”) and Sunrise Senior Living Management, Inc., (“Sunrise Management”), both wholly owned subsidiaries of Sunrise Senior Living, Inc., to acquire the Communities through a new joint venture, CHTSun Partners IV, LLC (“CHTSun IV”), formed by the Company and Sunrise (the “Joint Venture”), with an agreed upon value of approximately $226.1 million. The Company acquired approximately fifty-five percent (55%) of the membership interests in CHTSun IV for an equity contribution of approximately $56.8 million (“Contribution”), plus the Company’s pro rata share of certain shared expenses. Sunrise acquired approximately forty-five percent (45%) of the membership interests in CHTSun IV in exchange for its contribution to the Joint Venture of 100% of its interest in certain predecessor companies that formerly owned the Communities which are now owned by the Joint Venture, plus Sunrise’s pro rata share of certain shared expenses. Concurrent with the closing of the transaction, the Joint Venture distributed $5 million to Sunrise.

CHTSun IV obtained $125.0 million in debt financing encumbering the Communities from the Prudential Insurance Company, which was used in part to satisfy indebtedness on some of the facilities from lenders other than Prudential of America (“Prudential”). The non-recourse loan, which is collateralized by the Communities, has a maturity date of March 5, 2019 and a fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan. The loan requires interest-only payments on $55.0 million of the principal amount until September 5, 2012 and interest-only payments on $70 million of the principal amount until January 5, 2013 and monthly payments on both outstanding amounts thereafter of principal and interest based upon a 30-year amortization schedule.

Under the terms of the joint venture agreement with Sunrise (the “Venture Agreement”), the Company receives a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions and in accordance with the terms of the Venture Agreement, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price is based upon a predetermined value as provided in the Venture Agreement.

The Communities identified below feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. The units have an average occupancy rate of 85.3% as of March 31, 2012. The Joint Venture owns a fee simple interest in the Communities. Sunrise Management will continue to operate and manage the Communities pursuant to a long-term management agreement pursuant to which it will be paid a fee of 6% of gross revenues earned by the Communities.

Community	Location	Units

Sunrise of Santa Monica	Santa Monica, CA	70
Sunrise on Connecticut Avenue	Washington, D.C.	100
Sunrise at Siegen	Baton Rouge, LA	79
Sunrise of Metairie	Metairie, LA	72
Sunrise of Gilbert	Gilbert, AZ	144
Sunrise of Louisville	Louisville, KY	80
Sunrise at Fountain Square	Lombard, IL	142

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to assist in financing the Company’s Contribution, on June 29, 2012, CHT SL IV Holding, LLC (the “Borrower”), a subsidiary of the Company’s Operating Partnership, entered into a Mezzanine Loan Agreement (the “Loan Agreement”) with RCG LV Debt IV Non-REIT Assets Holdings, LLC (the “Lender”), providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan matures on July 5, 2014, unless the Borrower exercises its option to extend the term of the Mezz Loan beyond the initial maturity date for one (1) successive term of one (1) year, provided certain terms and conditions are satisfied by the Borrower (the “Maturity Date”).

Pursuant to the Pledge and Security Agreement between Borrower and Lender dated as of the date of the Mezz Loan (the “Pledge Agreement”), the Mezz Loan is collateralized by a first priority security interest in Borrower’s entire approximately fifty-five percent (55%) membership interest in CHTSun IV (the “Collateral”), including, but not limited to, all proceeds, income and profits thereof and all property received in exchange or substitution thereof associated with the Collateral. The Company has guaranteed the Mezz Loan.

Interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan to the Maturity Date at the following rates: (i) from the date of the Mezz Loan through and including the payment date occurring in July, 2013, eight percent (8%) per annum, and (ii) from and after the payment date occurring in August, 2013, twelve percent (12%) per annum. Interest payments are payable monthly. On the Maturity Date, Borrower is obligated to pay to Lender the outstanding principal balance, all accrued and unpaid interest thereon, the Exit Fee (defined in the Loan Agreement as the sum of: (i) two percent (2%) of the principal balance of the Mezz Loan being prepaid and/or repaid plus (ii) upon the prepayment and/or repayment of the Mezz Loan in full, if Lender has not received interest payments totaling at least $3,200,000 as of such date, the amount equal to: (x) $3,200,000 minus (y) the aggregate amount of interest payments received as of such date), and all other amounts due under the Loan Agreement and under the related Mezzanine Promissory Note, Pledge Agreement and the other Loan Documents (as defined in the Loan Agreement). The Borrower paid a commitment fee of $800,000, or 2% of the loan amount, at the closing of the MezzLoan.

Borrower may prepay the Mezz Loan, in whole or in part, in an aggregate principal amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof, plus any applicable Exit Fee.

The Loan Agreement contains affirmative, negative and financial covenants customary for this type of Mezz Loan. The Loan Agreement also contains customary events of default relating to the Borrower and the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

99.1	Press Release dated July 3, 2012 (Filed herewith.)

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012	CNL HEALTHCARE TRUST, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer